SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 14, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 MATERIAL FINANCIAL OBLIGATION
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Mortgage Loan Agreement-Pool 1
Mortgage Loan Agreement-Pool 2
Guaranty of Recourse Obligations by Ashford Hospitality LP-Portfolio 1
Guaranty of Recourse Obligations by the Company-Portfolio 1
Guaranty of Recourse Obligations by Ashford Hospitality LP-Portfolio 2
Guaranty of Recourse Obligations by the Company-Portfolio 2
Interest Rate Lock Agreement-Pool 1
Interest Rate Lock Agreement-Pool 2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 14, 2005, Ashford Hospitality Trust, Inc. (the “Company”) or certain of its subsidiaries entered into the following agreements:
Loan Agreement, Ashford Hotel Portfolio, Pool 1, dated November 14, 2005, among certain wholly-owned subsidiaries of the Company and UBS Real Estate Investments, Inc.
Loan Agreement, Ashford Hotel Portfolio, Pool 2, dated November 14, 2005, among certain wholly-owned subsidiaries of the Company and UBS Real Estate Investments, Inc.
Guaranty of Recourse Obligations, dated as of November 14, 2005, by Ashford Hospitality Limited Partnership for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 1
Guaranty of Recourse Obligations, dated as of November 14, 2005, by the Company for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 1
Guaranty of Recourse Obligations, dated as of November 14, 2005, by Ashford Hospitality Limited Partnership for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 2
Guaranty of Recourse Obligations, dated as of November 14, 2005, by the Company for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 2
Additionally, on October 24, 2005, Ashford Hospitality Limited Partnership, the Company’s operating partnership entered into the following interest rate lock agreements in anticipation of entering into the above-referenced loan agreements:
Interest Rate Lock Agreement for Ashford 8 Property Portfolio (Pool 1), dated October 24, 2005, among Ashford Hospitality Limited Partnership and UBS Real Estate Investments, Inc.
Interest Rate Lock Agreement for Ashford 8 Property Portfolio (Pool 2), dated October 24, 2005, among Ashford Hospitality Limited Partnership and UBS Real Estate Investments, Inc.
The information set forth in Item 2.03 is incorporated herein by reference.

ITEM 2.03 MATERIAL FINANCIAL OBLIGATION
On November 14, 2005, the Company, through various subsidiaries, borrowed $211.5 million from UBS Real Estate Investments, Inc.. The loan is secured by 16 hotels divided equally into two pools. The first loan pool is evidenced by a loan agreement that provides for a $110.9 million loan that incurs interest at a fixed rate of 5.74%, matures nine years from the first payment date of the loan, and requires monthly interest-only payments for four years plus monthly principal payments thereafter based on a twenty-five-year amortization schedule. The second loan pool is evidenced by a loan agreement that provides for a $100.6 million loan that incurs interest at a fixed rate of 5.69%, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a twenty-five-year amortization schedule. Both loan agreements include certain prepayment restrictions and fees and are subject to acceleration upon the occurrence of certain events of default by the borrowers.
As a condition to closing the loans, UBS required both the Company and Ashford Hospitality Limited Partnership to execute guaranty agreements respect to each loan agreement. The terms of the guaranty agreements provide that the obligations of the borrowers under each of the loan agreements are fully recourse to the applicable guarantor upon the occurrence of certain events, including a prohibited sale or lease of the property securing the loan and a voluntary bankruptcy filing by the borrower or guarantor.
The Company used proceeds from the loan to repay its $210.0 million term loan, due October 10, 2006, and its $6.2 million mortgage loan, due January 1, 2006. In connection with the repayment of these loans, the Company incurred charges of approximately $4.9 million related to the write-off of unamortized loan costs and early exit fees.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits
10.25	Loan Agreement, Ashford Hotel Portfolio, Pool 1, dated November 14, 2005, among Ashford Buena Vista LP, Ashford Buford I LP, Ashford Buford II LP, Ashford Dulles LP, Ashford Louisville LP, Ashford Syracuse LP, Ashford Terre Haute LP, and Ashford Tipton Lakes LP, collectively as borrowers, and UBS Real Estate Investments, Inc., as lender

10.25.1	Loan Agreement, Ashford Hotel Portfolio, Pool 2, dated November 14, 2005, among Ashford Austin LP, Ashford Bloomington LP, Ashford Dallas LP, Ashford Evansville I LP, Ashford Evansville III LP, Ashford Jacksonville I LP, Ashford Jacksonville II LP, and Ashford Las Vegas LP, collectively as borrowers, and UBS Real Estate Investments, Inc., as lender

10.25.2	Guaranty of Recourse Obligations, dated as of November 14, 2005, by Ashford Hospitality Limited Partnership for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 1

10.25.3	Guaranty of Recourse Obligations, dated as of November 14, 2005, by the Company for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 1

10.25.4	Guaranty of Recourse Obligations, dated as of November 14, 2005, by Ashford Hospitality Limited Partnership for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 2

10.25.5	Guaranty of Recourse Obligations, dated as of November 14, 2005, by the Company for the benefit of UBS Real Estate Investments, Inc., with respect to Ashford Hotel Portfolio 2

10.25.6	Interest Rate Lock Agreement for Ashford 8 Property Portfolio (Pool 1), dated October 24, 2005, among Ashford Hospitality Limited Partnership and UBS Real Estate Investments, Inc.

10.25.7	Interest Rate Lock Agreement for Ashford 8 Property Portfolio (Pool 2), dated October 24, 2005, among Ashford Hospitality Limited Partnership and UBS Real Estate Investments, Inc.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2005

ASHFORD HOSPITALITY TRUST, INC.

By:	/S/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer